UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2012

RAMTRON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO (Address of principal executive offices)	80921 (Zip Code)

Delaware	0-17739
(State or other jurisdiction of incorporation or organization)	(Commission File Number)

84-0962308
(I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 31, 2012, Ramtron International Corporation (the “Company”) and Silicon Valley Bank (“SVB”) executed a Ninth Amendment (the “Amendment”) to the Company’s Amended and Restated Loan and Security Agreement dated August 18, 2009. The Amendment amends the Loan Agreement to provide an extension of the maturity date to February 29, 2012.

In connection with the Amendment, the Company also executed a Third Amendment to its EX-IM loan agreement to extend the maturity date to February 29, 2012, in accordance with the new terms under the Amendment.

In connection with the above amendments, the Company has agreed to pay extension fees totaling $4,650 to SVB.

There are no other material relationships between the Company and its affiliates, on the one hand, and Silicon Valley Bank, on the other.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS:

(d)	Exhibits:

10.80	Ninth Amendment to Loan and Security Agreement between the Company and Silicon Valley Bank, dated January 31, 2012

10.81	Third Amendment to Loan and Security Agreement (EX-IM Loan Facility) between the Company and Silicon Valley Bank, dated January 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

/s/ Gery E. Richards
Gery E. Richards Interim Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer of the Registrant)

Dated: February 2, 2012